UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 2.05 of this report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

On August 6, 2007, Option One Mortgage Corporation (“OOMC”), a wholly-owned indirect subsidiary of H&R Block, Inc. (the “Company”), announced an expansion of the restructuring plan described in the Company’s current report on Form 8-K filed on May 17, 2007. The restructuring plan is designed to reduce costs and improve operating efficiencies in response to reduced mortgage loan origination volumes and current secondary market pricing levels. On August 6, 2007, OOMC committed to further staff reductions that OOMC expects to effect before December 31, 2007, and it is possible that OOMC may commit to additional restructuring actions. The Company presently is unable to estimate the incremental costs associated with the expanded restructuring. The Company continues to work toward a closing of the sale of OOMC in its second fiscal quarter, although it may close during the third quarter of its fiscal year 2008 on or before December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 9, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary